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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)   November  3,  2003
                                                   --------------------


                         CALYPTE BIOMEDICAL CORPORATION.
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


     000-20985                                        06-1226727
     ---------                                        ----------
Commission File No.                          I.R.S. Employer Identification


   1265 Harbor Bay Parkway,
        Alameda, CA                                      94502
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Address of principal executive offices                  Zip Code


                                 (510) 749-5100
                                 --------------
               Registrant's telephone number, including area code





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         The Registrant (the "Company") supplements its October 17, 2003 press release regarding approval of its urine based HIV test in the Republic of Kenya. In the press release, the Company referred to a letter of intent dated September 16, 2003 from World Vision. The World Vision letter referred to a required confirmation and review certification of the Company's urine kit by the Kenyan Public Health Laboratory before World Vision would place an order for $1 million in the next quarter. The Company's HIV-1 Urine Assay Test Kit was submitted to the National AIDS Control Programme of the Ministry of Health and was found to be acceptable specifically for HIV test kits for use in Kenya. Subsequently, World Vision advised the Company that its prior announcement regarding the purchase of urine based test kits was incorrect and that World Vision had no intent to purchase such kits in the future as it generally relies upon government health agencies to perform HIV tests and does not purchase testing kits independently. The Company is continuing to investigate the matter and will not pursue the letter of intent.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)

         Exhibit  99.1     Company Press Release dated October 17, 2003

         Exhibit  99.2     Letter of Intent from World Vision dated September
                           16, 2003

         Exhibit 99.3 Letter of Approval from Kenyan Ministry of Health National Public Health Laboratory dated October 17, 2003

         Exhibit  99.4     Company Press Release dated November 3, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Alameda, California
           November 5, 2003
                                    CALYPTE BIOMEDICAL CORPORATION
                                    (Registrant)

                                    /s/ Richard D. Brounstein
                                    -------------------------
                                    Richard D. Brounstein
                                    Executive Vice President and
                                    Chief Financial Officer